EXHIBIT 10.23

EXECUTION COPY

PARENT PLEDGE AGREEMENT

(Indenture)

This PARENT PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), made this 19th day of December 2003, by EPL INTERMEDIATE, INC., a Delaware corporation (“Pledgor”), in favor of THE BANK OF NEW YORK, a New York banking corporation, as collateral agent for itself, the Trustee (as defined below) and the Holders (as defined below) (collectively, the “Secured Parties”) (the “Note Collateral Agent”).

W I T N E S S E T H:

WHEREAS, El Pollo Loco, Inc. (the “Company”) and The Bank of New York, as trustee (in such capacity, the “Trustee”) for the benefit of the holders of the Note Obligations (the “Holders”), are parties to that certain indenture, dated of even date herewith (as the same may be amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time, the “Indenture”); and

WHEREAS, the Company is a direct Subsidiary of Pledgor, and Pledgor will realize substantial direct and indirect benefits as the issuance of Notes under the Indenture; and

WHEREAS, the Note Collateral Agent has required that Pledgor execute and deliver this Agreement pledging to the Note Collateral Agent the shares of capital stock identified on Exhibit A attached hereto (the “Stock”) owned by Pledgor in the Subsidiaries listed on Exhibit A attached hereto (the “Pledged Subsidiaries”) (i) in order to secure the prompt and complete payment, observance and performance of all of the Note Obligations (as defined in the Indenture) and (ii) as a condition to the issuance of Notes under the Indenture;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Indenture to the extent not otherwise defined or limited herein, and further agree as follows:

1. Warranty. Pledgor hereby represents and warrants to the Note Collateral Agent that (i) except for the security interest created hereby, Pledgor owns the Stock set forth opposite its name on Exhibit A, which stock constitutes the percentage of the issued and outstanding class of stock of the Pledged Subsidiaries shown on Exhibit A, free and clear of all Liens (other than Permitted Prior Liens), (ii) such Stock is duly authorized, validly issued, fully paid and nonassessable and (iii) Pledgor has the unencumbered right to pledge such Stock.

2. Security Interest. Pledgor hereby unconditionally pledges, transfers, conveys, grants and assigns to the Note Collateral Agent, a continuing security interest in the Stock owned by it and all substitutions therefor and replacements thereof, all proceeds and products thereof and all rights relating thereto, including, without limitation, the certificates representing the Stock, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Stock, whether now owned or hereafter acquired by Pledgor (collectively, the “Pledged Collateral”), as security for the payment and performance of all Note Obligations, including, without limitation, any fees, indemnification or reimbursement obligations owing to the Note holders, the Trustee or the Note Collateral Agent, as applicable. Pledgor has delivered to and deposited with the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement, certificates representing the Stock owned by it, and undated stock powers endorsed in blank. It is the intention of the parties hereto that record and beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in Pledgor until the occurrence of an Event of Default and until the Note Collateral Agent shall notify Pledgor of the Note Collateral Agent’s exercise of voting and consensual rights to the Stock pursuant to Section 9 hereof.

3. Additional Shares. In the event that, during the term of this Agreement:

(a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in relation to the Stock, or any new common stock is issued by the Pledged Subsidiary, all new, substituted, and additional shares, or other securities, shall be issued to Pledgor and shall be promptly delivered to the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement by Pledgor, together with undated stock powers endorsed in blank by Pledgor, and shall thereupon constitute additional Stock to be held by the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement under the terms of this Agreement; and

(b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new common stock or other securities acquired through such subscriptions, warrants, rights or options, together with appropriate powers by Pledgor, shall be promptly delivered by Pledgor to the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement, and shall thereupon constitute Stock to be held by the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement under the terms of this Agreement.

4. Event of Default. Upon the occurrence of an Event of Default, subject to the Intercreditor Agreement, the Note Collateral Agent may sell or otherwise dispose of the Pledged Collateral at a public or private sale or make other commercially reasonable disposition of the Pledged Collateral or any portion thereof after ten (10) calendar days’ notice to Pledgor and any Secured Party may purchase the Pledged Collateral or any portion thereof at any public sale. Except as otherwise required under the Intercreditor Agreement, the proceeds of the public or private sale or other disposition first shall be applied to the actual and costs of the Note Collateral Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then as provided in the Indenture. In the event the proceeds of the sale or other disposition of the Pledged Collateral are insufficient to satisfy the Note Obligations, Pledgor shall remain liable for any such deficiency to the extent provided in the Security Documents.

5. Additional Rights of Secured Party. In addition to its rights and privileges under this Agreement or any other Security Document, the Note Collateral Agent shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

6. Return of Pledged Collateral to Pledgor. Upon the later of (x) payment in full in immediately available funds of the Note Obligations (other than Unasserted Contingent Obligations), full performance by Pledgor of all covenants, undertakings and obligations under the Indenture and the other Security Documents, satisfaction in full of any other Note Obligations (other than Unasserted Contingent Obligations) and termination of the Indenture and (x) release of all security interests in the Pledged Collateral pursuant to Section 19, this Agreement and the Note Collateral Agent’s security interest hereunder shall terminate, and, to the extent then in possession thereof, the Note Collateral Agent shall return the remaining Pledged Collateral together with the executed stock powers and all rights received by the Note Collateral Agent as a result of its possessory interest in the Pledged Collateral to Pledgors. For purposes of this Agreement, “Unasserted Contingent Obligations” means, at any time, Note Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness, and (ii) any such contingent claims or demands as to which the Note Collateral Agent or any holder of Note Obligations has then notified Pledgor or the Company) in respect of which no claim or demand for payment has been made at such time.

7. Disposition of Stock by the Note Collateral Agent. The Stock is not registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Pledgor understands that upon such disposition, the Note Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered and qualified pursuant to Federal and state securities laws and sold on the open market. Pledgor, therefore, agrees that:

(a) if the Note Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Note Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

(b) such reliance shall be conclusive evidence that the Note Collateral Agent has handled such disposition in a commercially reasonable manner.

8. Pledgor’s Note Obligations Absolute. The obligations of Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other Person, nor against other security or Liens available to any Secured Party. Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of any Secured Party in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Note Collateral Agent to any other security or collateral for the Note Obligations.

9. Voting Rights.

(a) So long as no Event of Default has occurred and is continuing, except as otherwise provided herein, Pledgor will be entitled to receive all cash dividends, interest, rent and other payments made upon or with respect to the Stock and to exercise its voting and other consensual rights pertaining to the Stock. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of Event of Default, upon 10 calendar days’ prior notice to Pledgor, (1) all rights of Pledgor to exercise such voting or other consensual rights will cease, and all such rights will become vested in the Note Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights; and (2) all rights of Pledgor to receive all cash dividends, interest and other payments made upon or with respect to the Stock will cease and such cash dividends, interest and other payments will be paid to the Note Collateral Agent.

(b) Pledgor hereby appoints the Note Collateral Agent, which appointment shall be effective on the date hereof but may only be exercised on or after the 10th day following the giving of notice by the Note Collateral Agent as provided in Section 9(a) (i), Pledgor’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock owned by Pledgor in any manner the Note Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

(c) For so long as Pledgor shall have the right to vote the Stock owned by it, Pledgor covenants and agrees that it will not, without the prior written consent of the Note Collateral Agent, vote or take any consensual action with respect to such Stock which would constitute an Event of Default.

10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given, and deemed received, in the manner and to the addresses set forth in the Indenture.

11. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of New York.

12. Amendments. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Note Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Note Collateral Agent and such Grantor. Notwithstanding anything to the contrary in this Section 12, no amendment or modification to, or any waiver of, any provision of this Agreement shall be effective unless such amendment, modification or waiver is permitted under Section 10.12 of the Indenture.

13. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

15. Note Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Note Collateral Agent” shall be a reference to the Note Collateral Agent for the benefit of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Note Collateral Agent for the benefit of the Secured Parties.

16. Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY THE NOTE COLLATERAL AGENT OR ANY SECURED PARTY WITH RESPECT TO THIS AGREEMENT, PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE STATE OF NEW YORK. THE CONSENT TO JURISDICTION HEREIN SHALL NOT BE EXCLUSIVE. PLEDGOR FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO PLEDGOR AT THE ADDRESS PROVIDED FOR IN SECTION 10, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

17. Consent to Venue. PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18. Waiver of Jury Trial. EACH OF PLEDGOR, THE NOTE COLLATERAL AGENT AND THE SECURED PARTIES TO THE EXTENT PERMITTED BY APPLICABLE LAW WAIVE, AND OTHERWISE AGREE NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM OF ANY TYPE IN WHICH PLEDGOR, THE NOTE COLLATERAL AGENT OR ANY SECURED PARTY OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES AND OTHER PERSONS DESCRIBED IN THIS SECTION 18.

19. Further Assurances.

(a) Pledgor agrees to comply with the provisions of Section 4.20 of the Indenture as fully as if such provision were set forth herein.

(b) Pledgor hereby authorizes the Note Collateral Agent and appoints the Note Collateral Agent its attorney-in-fact to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without its signature where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Pledgor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Note Collateral Agent, in its sole judgment, determines is necessary or advisable.

(c) On the date of this Agreement, Pledgor has executed and delivered, and Pledgor will promptly file or record or cause to be filed or recorded a Uniform Commercial Code financing statement, naming Pledgor as debtor and the Note Collateral Agent as secured party, for filing with the Office of the Secretary of State of the State of Delaware. Upon the later of the date of this Agreement and filing of such financing statement with the Office of the Secretary of State of the State of Delaware, the Note Collateral Agent shall have a perfected second-priority security interest in the Pledged Collateral securing the Note Obligations for the ratable benefit of the holders of Note Obligations, subject only to Permitted Prior Liens, to the extent a security interest can be perfected in such Pledged Collateral by such filings and recordations.

(d) On or before the date of this Agreement, Pledgor or the Company has delivered to the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement, all Pledged Collateral (as defined in the Intercreditor Agreement) to the extent required to be delivered to the Priority Lien Collateral Agent pursuant to the Priority Lien Collateral Documents. Upon the later of the date of this Agreement and the filing of the financing statement referred to in clause (c) above, the Note Collateral Agent holds a perfected second-priority security interest in such Pledged Collateral securing the Note Obligations for the ratable benefit of the holders of Note Obligations, subject only to Permitted Prior Liens, to the extent a security interest can be perfected in such Collateral either through the filing of the financing statement described in clause (c) above or the delivery of such Collateral to, and possession of such Collateral by, the Priority Lien Collateral Agent, as bailee for the Note Collateral Agent pursuant to the Intercreditor Agreement.

(e) On the date of this Agreement, after giving effect to the filing of the financing statement referred to in clause (c) above, the Note Collateral Agent holds a perfected second-priority security interest, subject only to Permitted Prior Liens, in all Pledged Collateral of Pledgor securing the Note Obligations for the ratable benefit of the holders of Note Obligations, other than (1) Excluded Assets and (2) such other personal and real property of Pledgor and the other Obligors (as defined in the Indenture) that, individually and in the aggregate, is immaterial in value and utility relative to the personal and real property Collateral (as defined in the Indenture) of the Obligors, taken as a whole (other than deposit accounts).

(f) Pledgor shall:

(1) use its commercially reasonable efforts to do all acts and things that may be required to assure and confirm that the Note Collateral Agent holds a perfected second-priority security interest, subject only to Permitted Prior Liens, in all Pledged Collateral of Pledgor securing the Note Obligations, other than (1) Excluded Assets and (2) such other personal and real property of Pledgor and the other Obligors that, individually and in the aggregate, is immaterial in value and utility relative to the personal and real property Collateral (as defined in the Indenture) of the Obligors, taken as a whole (other than (i) deposit accounts and (ii) to the extent each Obligor otherwise complies with the requirements of Section 4.20(d) through (h) of the Indenture and the requirements of each Security Document that require an Obligor to take specified steps, within required time periods, to perfect the Note Collateral Agent’s security interest in any Pledged Collateral of Pledgor, Intellectual Property of such Pledgor); provided that, regardless of whether an Event of Default shall have occurred and be continuing, Pledgor shall be required to file (or cause to be filed) such Uniform Commercial Code financing statements as shall be necessary or reasonably requested by the Note Collateral Agent to assure and confirm that the Note Collateral Agent holds a perfected second-priority security interest, subject only to Permitted Prior Liens, in all Pledged Collateral of Pledgor securing the Note Obligations, to the extent a security interest therein can be perfected by the filing of a financing statement;

(2) use its commercially reasonable efforts to take such additional steps as shall be reasonably requested by the Note Collateral Agent in writing to perfect and maintain the priority required hereunder of the Note Collateral Agent’s security interest in the Pledged Collateral; provided that, following the occurrence and during the continuation of an Event of Default, upon written request by the Note Collateral Agent, Pledgor shall use its commercially reasonable best efforts to take such additional steps as shall be necessary or requested by the Note Collateral Agent to perfect and maintain the priority required hereunder of the Note Collateral Agent’s security interest in the Pledged Collateral (or any portion thereof); and

(3) take such other steps as shall be specifically required to be taken by Pledgor in respect of Pledged Collateral pursuant to the Indenture (including, without limitation, Section 4.20 thereof), the Security Documents or the Intercreditor Agreement.

(g) Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Note Collateral Agent shall be responsible for perfecting or maintaining the perfection of any assignment or security interest granted under this Agreement or for filing, refiling, recording or re-recording any document, financing statement, notice or instrument in any public office at any time or times in respect of any such assignment or security interest.

20. Release of Stock Pledge. The security interests in, and Liens on, the Stock created or purported to be created by this Agreement shall be released in the circumstances and to the extent provided in Section 10.08 of the Indenture. The Note Collateral Agent will sign and deliver appropriate termination statements to terminate such security interests (without any recourse or representation, warranty or liability of any kind).

21. Intercreditor Agreement. The provisions of this Agreement are subject in all respects to the provisions of the Intercreditor Agreement and, in the event of any, discrepancy or inconsistency between this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

22. Incorporation of the Indenture. The Indenture, the Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto.

23. Inconsistencies with Indenture. To the extent there are any inconsistencies between this Agreement and the Indenture, the provisions of the Indenture shall control.

24. Delivery. Notwithstanding the foregoing, subject to the terms of the Intercreditor Agreement, at such time as there are no Priority Lien Obligations existing that have not been Discharged (as defined in the Intercreditor Agreement), any and all items that are required to be delivered, assigned, and/or endorsed to the Priority Lien Collateral Agent under this Agreement shall be delivered, assigned and/or endorsed to the Note Collateral Agent.

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IN WITNESS WHEREOF, the undersigned parties hereto have executed this Parent Pledge Agreement by and through their duly authorized officers, as of the day and year first above written.

PLEDGOR:	EPL INTERMEDIATE, INC., a Delaware corporation

	By:	/s/ Glenn B. Kaufman

	Name:	Glenn B. Kaufman
	Title:	Vice President and Secretary

NOTE COLLATERAL AGENT:	THE BANK OF NEW YORK, as Note Collateral Agent

	By:	/s/ Sirojni Dindial

	Name:	Sirojni Dindial
	Title:	Assistant Vice President